UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549



                                  FORM 8-K

                               Current Report
                                Pursuant to
                            Section 13 or 15(d) of
                      The Securities Exchange Act of 1934


         Date of Report (Date of Earliest Event Reported):  July 9, 1997



                        ALLMERICA FINANCIAL CORPORATION
             (Exact name of Registrant as specified in its charter)



Delaware                        1-13754                   04-3263626
(State or other             (Commission File        (I.R.S. Employer I.D.
jurisdic-                        Number)                    Number)
tion of Incorporation)




             440 Lincoln Street, Worcester, Massachusetts 01653
                 (Address of Principal Executive Offices)
                                  (Zip Code)

                               (508) 855-1000
             (Registrant's Telephone Number including area code)


                              Page 1 of 5 pages
                           Exhibit Index on page 4








Item 5.  Other Events.

     On July 9, 1997, Allmerica Financial Corporation announced that the average closing price of its common stock was calculated at $40.125 per share for the 10-day trading period used to determine consideration for its pending merger with Allmerica Property & Casualty Companies, Inc. Based on this average closing price, the total value of the merger transaction is approximately $814 million in cash and Allmerica Financial common stock. A copy of the press release is attached as Exhibit 1 and is incorporated by reference herein.

Item 7.  Financial Statements and Exhibits.

Exhibit 1 Press Release dated July 9, 1997, announcing Allmerica Financial Corporation's 10-day average stock price of $40.125.

SIGNATURES


     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   ALLMERICA FINANCIAL
                                   CORPORATION


                                    By:     /s/ Edward J. Parry III  ,
                                            Edward J. Parry III
                                            Vice President, Chief Financial
                                            Officer, and Treasurer


Date:  July 11, 1997

Exhibit Index

Exhibit 1 Press Release dated July 9, 1997, announcing Allmerica Financial Corporation's 10-day average stock price of $40.125.

EXHIBIT 1


                        ALLMERICA FINANCIAL ANNOUNCES
                  10-DAY AVERAGE STOCK PRICE OF $ 40.125

WORCESTER, Mass., July 9, 1997 - Allmerica Financial Corporation (NYSE: AFC) today announced that the average closing price of its common stock was calculated at $40.125 per share for the 10-day trading period used to determine consideration for its pending merger with Allmerica Property & Casualty Companies, Inc. (NYSE: APY). Based on the average closing price, which was calculated for the 10 trading days from June 25 through July 9, 1997 in anticipation of the scheduled July 16 closing, total value of the transaction is approximately $814 million in cash and Allmerica Financial common stock.

Following completion of the merger, Allmerica P&C shareholders will receive the right to exchange each share of Allmerica P&C common stock for a standard election of $17.60 in cash and 0.40 shares of Allmerica Financial common stock. Alternatively, Allmerica P&C shareholders may elect to receive $33.00 in cash or 0.85714 shares of Allmerica Financial common stock, subject to proration of the aggregate amounts of cash and common stock available for the transaction. Approximately 9.67 million shares of Allmerica Financial common stock, with an aggregate value of $388 million based on the average closing price, and $426 million in total cash will be payable to Allmerica P&C shareholders in the transaction.

Election materials will be mailed promptly following the closing of the merger. The election deadline is expected to be August 13, after which merger consideration will be distributed as soon as practicable.

After the merger closes, the shares of Allmerica Financial common stock to be issued in the transaction are expected to be available to trade on a "when issued" basis on the New York Stock Exchange.

Allmerica Financial, headquartered in Worcester, Mass., is the holding company for a diversified group of insurance and financial services companies. Allmerica Financial markets insurance and retirement savings products, as well as group benefit programs, to individual and institutional clients. Allmerica Financial offers property and casualty insurance products and services through The Hanover Insurance Company and Citizens Corporation (NYSE: CZC). Its property and casualty operation ranks among the top 30 property and casualty insurers in the United States on the basis of net written premiums, and is regionally focused in the Northeast and Michigan.

AF-30
7/97
CONTACTS:     Investors:  Jean Peters        Media:  Michael F. Buckley
             (508) 855-3599                 (508) 855-3099

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